UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16745 West Bernardo Dr., Suite 200 San Diego, CA		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 376-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salaries and Bonuses of Executive Officers

On February 4, 2016, the Compensation Committee of the Board of Directors of Conatus Pharmaceuticals Inc. established the base salaries to be paid to the executive officers listed below, effective January 1, 2016, set target cash bonuses for the 2016 fiscal year for each of the executive officers listed below and approved cash bonus payments for the 2015 fiscal year to be paid to each of the executive officers listed below.

The new base salaries, 2016 target cash bonus payments and 2015 actual cash bonus payments are as follows:

Name	Title	2016 Base Salary	2016 Target Cash Bonus	2015 Actual Cash Bonus
Steven J. Mento, Ph.D.	President and Chief Executive Officer	$503,800	$251,900	$165,830
Alfred P. Spada, Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer	$386,678	$154,671	$110,586
David T. Hagerty, M.D.	Executive Vice President, Clinical Development	$389,160	$155,664	$111,296
Charles J. Cashion	Senior Vice President, Finance, Chief Financial Officer and Secretary	$327,644	$114,675	$76,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary